Exhibit 99.1

Enumeral Appoints Wael Fayad as

Chairman, President and Chief Executive Officer

CAMBRIDGE, Mass.—September 22, 2016—Enumeral Biomedical Holdings, Inc. (OTCQB: ENUM) (“Enumeral” or the “Company”), a biotechnology company focused on the discovery and development of novel antibody-based immunotherapies to help the immune system fight cancer and other diseases, today announced that Wael Fayad has been appointed Chairman, President, and Chief Executive Officer of the Company, effective as of September 21, 2016.

Mr. Fayad brings to Enumeral more than two decades of senior executive and business development experience in the life sciences industry. From 2001 to 2014, Mr. Fayad held positions of increasing responsibility at Forest Laboratories, Inc., most recently as Corporate Vice President, Global Business Development. In that role, he was responsible for business development and alliance management, including the identification, assessment and negotiation of multiple business opportunities. Mr. Fayad helped build and manage a broad network of partnerships at Forest, and upon Forest’s acquisition by Actavis, Mr. Fayad also assisted with the integration of the two companies. Mr. Fayad was subsequently engaged in a number of entrepreneurial ventures, including helping to launch V&C Pharmaceuticals, a start-up company focusing on improving healthcare outcomes and reducing the total cost of care. Mr. Fayad continues to serve on V&C Pharmaceuticals’ advisory board. Prior to Forest, Mr. Fayad served in positions of increasing responsibility at Schering-Plough and Novartis in the fields of sales, marketing, and new product development. Mr. Fayad holds a B.S. in biology from the American University of Beirut, and an M.B.A. from Concordia University.

In connection with Mr. Fayad’s appointment as Chairman, President, and Chief Executive Officer, John J. Rydzewski stepped down as Enumeral’s Executive Chairman and from the Company’s Board of Directors. Arthur H. Tinkelenberg, Ph.D., Enumeral’s former President and Chief Executive Officer, also stepped down from the Company’s Board of Directors.

“I am very excited to join Enumeral, a company with distinguished science in the fields of immuno-oncology and the immune response to disease,” said Mr. Fayad. “I am especially encouraged by the progress Enumeral has made in building and validating its platform and advancing highly differentiated programs. I look forward to further harnessing the power of Enumeral’s platform, and to accelerating the company’s evolution to advance treatments that meet compelling patient needs in cancer and other diseases.”

“We are particularly pleased to have Wael lead Enumeral as Chairman and Chief Executive Officer, and we thank Art and John for their many contributions since the Company’s founding,” said Robert Van Nostrand, the Company’s lead independent director. “We are now embarking on a new chapter in Enumeral’s history as we seek to further advance the Company’s core platform capabilities and antibody drug discovery efforts.”

“Wael is a life sciences industry veteran with a deep network of commercial relationships that can help to unlock the value of Enumeral’s platform,” said Allan Rothstein, a member of the Company’s Board of Directors. “Wael clearly recognizes our company’s potential, which itself is further validation of what we have built at Enumeral.”

About Enumeral

Enumeral is a biopharmaceutical company focused on discovering and developing novel antibody-based immunotherapies to help the immune system fight cancer and other diseases. The Company is building a pipeline focused on next-generation checkpoint modulators, with initial targets including PD-1, TIM-3, LAG-3, OX40, TIGIT, and VISTA. In developing these molecules, Enumeral’s researchers apply a proprietary immune profiling technology platform that measures functioning of the human immune system at the level of individual cells. This provides key insights for drug candidate selection and target validation. For more information on Enumeral, please visit www.enumeral.com.

Forward Looking Statements Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements reflect current beliefs of Enumeral Biomedical Holdings, Inc. (“Enumeral”) with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting operations, market growth, Enumeral’s stock price, services, products and licenses. No assurances can be given regarding the achievement of future results, and although Enumeral believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, actual results may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include, among others, the risks that (a) Enumeral’s expectations regarding market acceptance of the Company’s business in general and the Company’s ability to penetrate the antibody discovery and development fields in particular, as well as the timing of such acceptance, (b) Enumeral’s ability to attract and retain management with experience in biotechnology and antibody discovery and similar emerging technologies, (c) the scope, validity and enforceability of Enumeral’s and third party intellectual property rights, (d) Enumeral’s ability to raise capital when needed and on acceptable terms and conditions, (e) Enumeral’s ability to comply with governmental regulation, (f) the intensity of competition, (g) changes in the political and regulatory environment and in business and fiscal conditions in the United States and overseas and (h) general economic conditions.

More detailed information about Enumeral and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in Enumeral’s filings with the Securities and Exchange Commission. Enumeral urges investors and security holders to read those documents free of charge at the Commission’s website at http://www.sec.gov. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Enumeral undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Contact:

Enumeral Biomedical Holdings, Inc.
Kevin Sarney, (617) 945-9146
kevin@enumeral.com